SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934 (Amendment No. ____)
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CABELTEL INTERNATIONAL CORPORATION
(Name of Registrant As Specified In Its Charter)

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CABELTEL INTERNATIONAL CORPORATION
1755 Wittington Place, Suite 340
Dallas, Texas 75234
INFORMATION STATEMENT
Pursuant to Section 14(c) of the Securities Exchange Act of 1934
Approximate Date of Mailing: April 30, 2008

THIS INFORMATION STATEMENT IS BEING PROVIDED TO YOU BY
THE BOARD OF DIRECTORS OF THE COMPANY.
WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE
REQUESTED NOT TO SEND US A PROXY.
     This Information Statement is first being furnished on or about April 30, 2008, to the holders of record as of the close of business on April 16, 2008 of shares of Common Stock, par value $0.01 per share (the “Common Stock”) of CabelTel International Corporation, a Nevada corporation (the “Company” or “GBR”) to notify such stockholders that on April 16, 2008, the Company received written consents in lieu of a meeting of stockholders from holders of more than majority of the shares of Common Stock representing in excess of 73% of the total votes of the Company (the “Majority Stockholders”) approving the Certificate of Amendment to the Articles of Incorporation of the Company pursuant to which the Company’s name will change to New Concept Energy, Inc. (the “Name Change”). This Information Statement describing the approval of the Name Change is first being mailed or furnished to the Company’s Stockholders on or about April 29, 2008, and such matter shall not become effective until at least twenty (20) calendar days after this Information Statement is first sent or given to stockholders pursuant to the requirements of Rule 14c-2(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
General
     The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of the Common Stock.
     The Company will only deliver one Information Statement to multiple stockholders sharing an address unless the Company has received contrary instruction from one or more of the stockholders. Upon written or oral request, the Company will promptly deliver a second copy of this Information Statement and any future annual reports and information statements to any stockholder to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and any future annual reports and information statements to any stockholder or stockholders sharing an address to which multiple copies are now delivered. You should direct any requests to the following address:

CabelTel International Corporation
1755 Wittington Place, Suite 340
Dallas, Texas 75234
Attn: Investor Relations
Telephone: 972-407-8400
Interest of Certain Persons in or Opposition to Matters to be Acted Upon
     No director, officer, nominee for election as a director, associate of any director, officer or nominee or any other person has any substantial interest, direct or indirect, by securityholdings or otherwise, resulting from the matters described herein which is not shared by all other stockholders pro rata in accordance with their respective interest.
APPROVAL OF NAME CHANGE
     Pursuant to the requirements of NRS 78.385 and 78.390, on April 10, 2008, the members of the Board of Directors of the Company proposed and recommended to the stockholders the Name Change. The proposal is an amendment to the Articles of Incorporation to change the name of the Company to “New Concept Energy, Inc.” If the proposal had not been adopted by the Majority Stockholders, it would have been necessary for this action to have been considered by the Company’s stockholders at a special or annual stockholders’ meeting convened for at least the purpose of approving the Name Change.
     The elimination of the need for a meeting of the stockholders to approve the Name Change is authorized by NRS 78.320, which provides that the written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take the action at a meeting of which all shares entitled to vote on a matter were present and voted, may be substituted for the special meeting. According to NRS 78.390, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to amend the Company’s Articles of Incorporation. In order to eliminate the costs and management time involved in holding a special meeting, and in order to effectuate the Amendment as early as possible, the Board of Directors of the Company decided to utilize the written consent of the Majority Stockholders of the Company.
     The Company is a party to a Recission Agreement dated June 1, 2006 which covered the recission of a prior October 2004 transaction and other matters, pursuant to which, among other items, the Company covenanted, that subject to its compliance with all applicable American Stock Exchange rules and federal securities laws, it would in the future change its name to a name that does not include the word “Cable” or “Cabel.” The covenant has not yet been fulfilled, but will be satisfied by the approval and implementation of the Name Change.
     The Company recently acquired certain interests in oil and natural gas leases which the Company intends to develop utilizing various financing sources. The Board of Directors believes that it is now appropriate to reflect in the name of the Company the Company’s pursuit of opportunities in the natural resources industry. For that reason, the Board of Directors after review of several names, recommended to the Majority Stockholders that the name of the corporation be changed to “New Concept Energy, Inc.”
     On April 16, 2008, the Majority Stockholders, by written consent in lieu of a meeting, approved and authorized the filing of a Certificate of Amendment to the Company’s Articles of Incorporation. No further consents, votes or proxies are or were necessary to effect the approval of the Certificate of Amendment to the Company’s Articles of Incorporation.
     Under Nevada law, any dissenting stockholder is not entitled to appraisal rights with respect to the Certificate of Amendment covering the Name Change, and the Company will not independently provide stockholders with any such right.
OUTSTANDING SHARES AND VOTING RIGHTS
     As of April 16, 2008, the date of action by the Majority Stockholders, the Company’s authorized capitalization consists of 100,000,000 shares of Common Stock, par value $0.01 per share, of which 1,936,969 shares are issued and outstanding, and 10,000,000 shares of Preferred Stock, par value $0.01 per share, of which 100,000 shares have been designated as the Series B Preferred Stock, at least 589* shares of which are issued and outstanding. The cusip number of the Common Stock par value $0.01 per share is 12614-10-06.
     Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders. Each share of Series B Preferred Stock is entitled to one vote per share voting together with the holders of any other class of stock entitled to vote without regard to class on all matters to be voted on by stockholders of the Company, and such shares of stock are to be counted in determining the total outstanding shares to constitute a quorum at any meeting of stockholders. The holders of the Series B Preferred Stock are not entitled to vote separately as a class to effectuate or validate any matters.
     On March 6, 2008, URC Energy LLC paid to the Company the sum of $2,850,000 in cash pursuant to the consummation of the transaction covered by that certain Securities Purchase Agreement effective October 19, 2007 (executed November 16, 2007) between the Company and URC Energy LLC (the “Purchase Agreement”). Pursuant to the Purchase Agreement, URC Energy LLC purchased 950,000 new shares of Common Stock of the Company following the approval by consent of the holders of 58% of the Common Stock and following the issuance to all stockholders of the Company of a Schedule 14C Information Statement mailed on February 8, 2008 to stockholders of record as the close of business on November 5, 2007. On March 18,2008, a certificate representing 950,000 shares of new Common Stock of the Company was delivered to URC Energy LLC. Such 950,000 shares of Common Stock constitute approximately 49.05% of the

*	The Company has reported 615 shares of Series B Preferred Stock outstanding in its Proxy Statement dated October 19, 2006 and in its Information Statement dated February 16, 2007, but such number may be an error; 589 shares have been issued and are outstanding and it may be that up to an additional 26 shares should have been issued as dividends to six individual holders of the Series B Preferred Stock.

1,969,939 shares of Common Stock of the Company issued and outstanding. See “Security Ownership of Principal Stockholders and Management” below.
     On April 16, 2008, the Majority Stockholders by written consent in lieu of a meeting, voted 1,417,393 shares of Common Stock (approximately 73.23% of the class) in favor of the Name Change.
     Under Nevada law, any dissenting stockholder is not entitled to appraisal rights with respect to the approval of the Name Change and the Company will not independently provide stockholders with any such right.
SECURITY OWNERSHIP OF PRINCIPAL
STOCKHOLDERS AND MANAGEMENT
     As of April 16, 2008, according to the stock transfer records of the Company and other information available to the Company, the following persons where known to be (i) the beneficial owners of more than five percent (5%) of the outstanding shares of Common Stock of the Company and (ii) officers and directors of the Company individually and as a group:

			Amount and
			Nature of	Approximate
	Name of Beneficial	Capacity with	Beneficial	Percent of	No. of
Title of Class	Owner	Company	Ownership(a)	Class (b)	Votes
Common Stock	Gene S. Bertcher	Director, President and
		Chief Financial Officer
		and Stockholder	71,811Shares	3.71%	71,811
Common Stock	Victor S. Lund	Director and Stockholder	-0-	—	—
Common Stock	Roz Campisi Beadle	Director	100 Shares	—	100
Common Stock	James E. Huffstickler	Director	-0-	—	—
Common Stock	Dan Locklear	Director	-0-	—	—
Common Stock	TacCo Financial, Inc.	Stockholder	228,726 Shares (c)(h)	11.81%	228,726
Common Stock	JRG Investment Co., Inc.	Stockholder	156,886 Shares (d)(h)	8.09%	156,886
Common Stock	HKS Investment Corp.	Stockholder	108,994 (e)	5.63%	—
Common Stock	International Health
	Products, Inc.	Stockholder	9,970 Shares (f)(h)	Less than 1%	9,970

			Amount and
			Nature of	Approximate
	Name of Beneficial	Capacity with	Beneficial	Percent of	No. of
Title of Class	Owner	Company	Ownership(a)	Class (b)	Votes
Common Stock	URC Energy LLC	Stockholder	950,000 Shares (g)(h)	49.05%	950,000
Common Stock	Syntek West, Inc.		950,000 Shares (g)(h)	49.05%	—
Common Stock	Gene E. Phillips		950,000 Shares (g)(h)	49.05%	—

Common Stock	Group of TacCo
	Financial, Inc.,
	JRG Investment Co.,
	Inc., International
	Health Products,
	Inc., URC Energy
	LLC, Syntek West,
	Inc. and Gene E.
	Phillips		1,345,582 (h)	69.468%	1,345,582
All Officers and Directors as a Group (6 persons)			71,911 Shares Common Stock	3.71%	71,911

(a)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable or convertible within 60 days of January 5, 2005, are generally deemed to be outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person. TacCo Financial, Inc. presently holds an exercisable option to purchase up to 40,000 Shares at an exercise price of $2.60 per Share which is not included in the table and which may not be voted as such Shares were not outstanding on April 16, 2008.

(b)	Based on 1,936,969 shares of Common Stock outstanding at April 16, 2008.

(c)	TacCo Financial, Inc. presently holds an exercisable option to purchase up to 40,000 Shares at an exercised price of $2.60 per Share which is not included in the table and which may not be voted as such Shares were not outstanding on April 16 , 2008. TacCo Financial, Inc., a Nevada corporation is owned by Electrical Networks, Inc. (75%) and Starr Investments, Inc. (25%). Its officers and directors are J. T. Tacket, Director, Chairman, Chief Executive Officer and Wayne Starr, Director, President and Treasurer. TacCo Financial, Inc. is also one of the Reporting Persons listed on Schedule 13D and amendments thereto filed by the “group” identified below. The direct ownership by TacCo Financial, Inc. listed in the table above does not include 156,844 Shares held by its wholly-owned subsidiary JRG Investment Co., Inc. (“JRGIC”).

(d)	JRG Investment Co., Inc. is a wholly-owned subsidiary of TacCo Financial, Inc., but the 156,886 Shares of Common Stock held by JRG Investment Co., Inc. are listed separately and not included in TacCo Financial, Inc.’s number of Shares; its directors and officers are the same as TacCo Financial, Inc.

(e)	According to an original statement on Schedule 13D dated January 9, 2006, the group consists of HKS Investment Corporation, David Hensel, John Kellar and Marshall Stagg, each of whom are deemed to be the beneficial owner of all 108,994 Shares. Hensel is stated to be a Shareholder, Director and President of HKS Investment Corporation; Kellar is a Shareholder, Director, Vice President and Treasurer of HKS Investment Corporation and Stagg is a Shareholder, Director and Secretary of HKS Investment Corporation.

(f)	International Health Products, Inc., a Nevada corporation (“IHPI”) is owned by a separate trust established for the benefit of the wife and children of Gene E. Phillips. Its officers and directors are Neil Crouch II, Director, President and Treasurer and Cecelia Maynard, Secretary. IHPI is one of the Reporting Persons listed in Schedule 13D and amendments thereto filed on behalf of the “group” identified below.

(g)	The direct owner of the 950,000 Shares of Common Stock is URC Energy LLC. Under Rule 13d-3 of the Exchange Act, Syntek West, Inc. as the sole member of URC Energy LLC is deemed to be the beneficial owner of such Shares and Gene E. Phillips, as an officer, director and sole owner of Syntek West, Inc. is also deemed to be the beneficial owner of such Shares.

(h)	Pursuant to Rule 13d-5(b)(1) under the Exchange Act, when two or more persons act together for certain purposes, the group is deemed to have acquired beneficial ownership of all equity securities of the issuer beneficially owned by any of such persons. Under that Rule, each of TFI, JRGIC, IHPI, URC Energy LLC, Syntek West, Inc. and Gene E. Phillips are all deemed to beneficially own all 1,345,580 Shares (69.468% of the outstanding). Syntek West, Inc. and Gene E. Phillips each have no director ownership of any Shares.
     The total combined votes of all stockholders listed in the foregoing table is 1,526,487 votes out of a total of 1,936,969 votes, or 78.8% of the voting power.
WHERE YOU CAN FIND MORE INFORMATION
     The Company files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). You may read and copy any document filed at the Public Reference Room of the SEC, 450 Fifth Street, N.W. Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The Company’s SEC filings are also available to the public from the SEC’s website at http://www.sec.gov/. Included in the information available is audited financial statements of the Company in comparative form as of December 31, 2007 and 2006 which are contained in the Company’s Form 10-K for the fiscal year ended December 31, 2007 (the “2007 Form 10-K”) to the SEC. Neither the 2007 Form 10-K nor the financial statements contained in it are to be considered part of any solicitation. At the end of this Information Statement is information on how to obtain a copy of the 2007 Form 10-K if desired. It is also available on the SEC’s website.
     The Company also maintains an internet website at http://www.cabeltel.us. The Company is available through the website, free of charge, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, reports filed pursuant to Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”), and amendments to those reports as soon as reasonably practicable after we electronically file or furnish such materials to the SEC. In addition, the Company has posted the charters for our Audit Committee, Compensation Committee and Governance and Nominating Committee, as well as our Code of Business Conduct and ethics, Corporate Governance Guidelines on Director Independents and other information on the website. These charters and principals are not incorporated in this Information Statement by reference. The Company will also provide a copy of these documents free of charge to stockholders upon written request. The Company issues Annual Reports containing audited financial statements to its common stockholders.

STOCKHOLDER COMMUNICATIONS WITH DIRECTORS
     Stockholders who wish to communicate with the Board of Directors or with a particular director may send a letter to the Company at 1755 Wittington Place, Suite 340, Dallas, Texas 75234. Any communication should clearly specify it is intended to be made to the entire Board of Directors or to one or more particular director(s). Under this process, the recipient of the communication will review such correspondence and will forward to the Board of Directors a summary of all such correspondence and copies of all correspondence that, in the opinion of the reviewer, deals with the functions of the Board of Directors, or that the reviewer otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by the Company that is addressed to the members of the Board of Directors and request copies of such correspondence. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Board of Directors or the appropriate Committee thereof.
NO SOLICITATION OF PROXIES
     This Information Statement is furnished to stockholders pursuant to the requirements of Section 14(c) under the Exchange Act to report action taken by written consent of the Majority Stockholders. No action is required upon the part of any other stockholder, and no proxy is being solicited. The cost of this Information Statement will be borne by the Company.
     COPIES OF THE COMPANY’S ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 2007 ON FORM 10-K ARE AVAILABLE TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO GREENBRIAR CORPORATION, 1755 WITTINGTON PLACE, SUITE 340, DALLAS, TEXAS 75234, ATTN: INVESTOR RELATIONS.

Dated April 17, 2008.	By Order of the Board of Directors,
	By:	/s/ Oscar Smith
Oscar Smith, Secretary